Exhibit 99.1

Novelis Management Hosts Analyst Meeting

          ATLANTA, May 19 /PRNewswire-FirstCall/ -- Novelis Inc. (NYSE, TSX: NVL) leadership today will present the Company’s strategy to analysts in a special meeting at Novelis’ Oswego, NY facility.  The presentation slides are available at www.novelis.com , and a replay of the management commentary will be available on the same website after 10 p.m. this evening.     The presentation has also been filed on Form 8-K with the Securities and Exchange Commission.

          Novelis, which was spun-off by Alcan effective Jan. 6, 2005, is the global leader in aluminum rolled products and aluminum can recycling. Novelis has 36 operating facilities in 11 countries and more than 13,500 dedicated employees. Novelis has the unique ability to provide its customers with a regional supply of high-end rolled aluminum products throughout Asia, Europe, North America, and South America. Through its advanced production capabilities, Novelis supplies aluminum sheet and foil to the automotive and transportation, beverage and food packaging, construction and industrial, and printing markets. For more information on the company, visit www.novelis.com .

SOURCE  Novelis Inc.
          -0-                             05/19/2005
          /CONTACT:  Media, Jennifer Dervin, +1-404-814-4208, or Investors, Holly Ash, +1-404-814-4212, both of Novelis Inc./
          /Web site:  http://www.novelis.com /
_